UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 2014

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone,
Dalian, China, 116422
(Address, including zip code, of principal executive offices)

(86)(411)6251-0619
(Registrant’s telephone number, including area code)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119, China
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2014, Mr. Xiangqian Li resigned as the Interim Chief Financial Officer and Treasurer of China BAK Battery, Inc. (the “Company”), effective immediately. Mr. Li’s resignation was not in connection with any known disagreement with the Company on any matter. On the same date, the Board of Directors of the Company appointed Mr. Wenwu Wang to serve as the Company’s Interim Chief Financial Officer and Treasurer, effective immediately. Mr. Li will continue to act as the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Mr. Wengwu Wang, age 32, has served as the financial controller of the Company’s PRC subsidiary, Dalian BAK Power Battery Co., Ltd. since April 2014 and was the vice financial manager of the Company’s former PRC subsidiary, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”) from August 2013 to June 2014. He has also served as consolidation and financial reporting manager of the Company since September 2012. From November 2010 to September 2012, he served as financial manager of the Company’s former Indian subsidiary, BAK Telecom India Private Limited. From October 2008 to November 2010, Mr. Wang was account receivable supervisor of Shenzhen BAK and consolidation and financial reporting assistant of the Company. Mr. Wang received a bachelor’s degree in Accounting from Southwest University in China.

There is no family relationship exists between Mr. Wang and any directors or executive officers of the Company. In addition, there has been no transaction, no is there any currently proposed transaction between Mr. Wang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: August 29, 2014	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer